UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 31, 2005

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)
201 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

Registrant’s telephone number, including area code: (513) 397-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Exhibit Index
Exhibit 99.1

Form 8-K	Cincinnati Bell Inc.

Item 5.01      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b)      Effective April 1, 2005, Gary Cornett, Cincinnati Bell Inc.’s Vice President and Controller, ceased to be Controller and assumed a new role as Vice President of Purchasing and Supply Chain Management. In his new position, Mr. Cornett will work to increase efficiency and reduce costs in the company’s logistics operations.

     (c)      On March 31, 2005, the Board of Directors of Cincinnati Bell Inc. (the “Company”) elected Kurt A. Freyberger a Vice President of the Company, and, effective April 1, 2005, Controller. Mr. Freyberger’s employment is at will.

     Mr. Freyberger, 38, has been an executive with Chiquita Brands International, Inc., a leading international marketer and distributor of bananas and fresh produce, since 1996. He was Assistant Corporate Controller from August 2000 to March 2005; Director of Financial Reporting from January 2000 to August 2000; and served in various controllership and financial reporting positions from May 1996 to August 2000. He began his business career at Price Waterhouse (now known as PricewaterhouseCoopers LLP).

     A copy of the press release, dated April 4, 2005, announcing the foregoing appointments is attached hereto as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits

(c)      Exhibits

      99.1       Press Release dated April 4, 2005

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Form 8-K	Cincinnati Bell Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel

Date: April 4, 2005

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Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release dated April 4, 2005

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